Exhibit 23.1

Lichter, Yu and Associates

Certified Public Accountants

21031 Ventura Blvd., suite 316

Woodland Hills, CALIFORNIA 91364

Tel (818)789-0265 Fax (818) 789-3949

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Current Report on Form 8-K of Modular Medical, Inc. (formerly, Bear Lake Recreation, Inc.) of our reports dated, July 13, 2017 relating to our audits of the financial statements of Quasuras, Inc. for the years ended March 31, 2017 and 2016.

/s/ Lichter, Yu and Associates, Inc.

Woodland Hills, California

July 28, 2017